Exhibit 99.1

Faraday Future Global CEO YT Jia Shares Weekly Investor Update: Sets Another Monthly Robotics Sales Record, Launches the EAI Robotics “Built in USA” Acceleration Program, and Previews the FF “Built in USA” Industry Chain Partner Recruitment Conference

●	In July, FF EAI Robotics achieved sales and shipments of 152 units, setting another monthly record and securing a strong first-month win for the Q3 Robotics Practical Deployment Campaign under its “Four-Core Full-Stack AI” ecosystem strategy. Cumulative sales and shipments reached 394 units for the year.

●	FF believes that the FCC’s new policy on robotics strengthens the Company’s position to accelerate robotics ecosystem deployment, will create significant advantages for FF in six key areas and will further strengthen the seven unique advantages that FF has already established in its robotics business.

●	On the heels of the recent FCC announcement, FF will utilize the opportunity created by this policy to launch the FF EAI Robotics “Built in USA” Acceleration Program, with the goal of fully implementing the Company’s “Four-Core Full-Stack AI” robotics ecosystem across the United States.

●	FF will soon host the FF EAI Robotics “Built in USA” Industry Chain Partner Recruitment Conference for upstream and downstream partners and invites partners from across the global robotics value chain to join us.

Los Angeles, CA (August 2, 2026) – Faraday Future Intelligent Electric Inc. (NASDAQ: FFAI) (“Faraday Future”, “FF” or the “Company”), a California-based global Embodied AI (EAI) ecosystem company, today shared a weekly business update from YT Jia, Founder and Global CEO of FF.

“Hello from Weekly Report Issue 66. This week, I’d like to share our July sales campaign report, introduce FF EAI Robotics’ “Built in USA” Acceleration Program against the backdrop of the FCC’s new policies supporting the robotics industry, and preview our upcoming FF “Built in USA” Industry Chain Partner Recruitment Conference for upstream and downstream partners.

A video from this week’s investor update can be found here: https://www.youtube.com/watch?v=LKbiq4ezuWY

Let me begin with our sales campaign report. In July, FF EAI Robotics achieved sales and shipments of 152 units, setting another monthly record and securing a strong first-month win for the Q3 Robotics Practical Deployment Campaign under our “Four-Core Full-Stack AI” ecosystem strategy. As of the end of July, cumulative sales and shipments reached 394 units, as we continued making steady progress toward our full-year shipment target of 2,000 units. Our four industry ecosystems and productivity solutions—across education, industrial applications, security and inspection, and other existing markets—are rapidly taking shape, building sustained momentum for the continued ramp-up of sales and deliveries.

Next, let me turn to the FCC’s new policy. One of the most significant developments in the global robotics industry this week came on July 28, when the U.S. Federal Communications Commission added foreign-produced advanced robotic devices—including mobile robots such as humanoid and quadruped robots—as well as power inverters to its Covered List. As a result, newly covered devices are generally prohibited from obtaining new FCC equipment authorizations. We believe this signals that competition in the U.S. robotics market is expanding beyond products and R&D alone to include localized production, secure and compliant supply chains, data and information security, and broader regulatory compliance capabilities. It could also accelerate the reshoring and localization of supply chains for embodied AI robotics. At the same time, we believe that ICTS-related rules already being implemented in areas such as connected and electric vehicles could eventually have broader implications for the robotics industry.

All robot devices currently on sale under FF’s “Four-Core Full-Stack AI” strategy have obtained the required FCC certifications. They will not be affected by the new policy and will continue to be supplied to the market. For our future robot devices and the parts required for regulatory compliance, we will accelerate, in phases, the work needed to obtain all applicable FCC and other U.S. regulatory approvals and certifications. The other three cores: the EAI Brain; EAI industry productivity solutions and developer platform; and the EAI Data Factory are among FF’s unique advantages as a U.S.-based company, and we are accelerating their development, sales, and deployment.

More importantly, we believe this new policy will create significant advantages for FF in six key areas, for the following reasons:

1. First, for existing foreign OEMs selling in the U.S. market, certification for new products, software updates, and product iterations will face greater uncertainty. Some companies may be forced to scale back their U.S. operations or even exit the market.

2. Second, for new OEMs seeking to enter the U.S. market, barriers to entry will rise substantially. Regulatory complexity, time to market, and the financial costs of compliance will all increase significantly.

3. Third, for upstream suppliers, stricter compliance requirements for parts entering the U.S., fewer viable channels into the U.S. market, and potential excess supply will drive suppliers to pursue deeper partnerships with compliant U.S.-based companies. This will further highlight FF’s advantages as a U.S. company.

4. Fourth, for downstream distributors and direct customers, viable long-term OEM partners will become far fewer, while compliant products and stable sources of supply will become increasingly scarce. This will make FF’s capabilities in reliable long-term supply, delivery, after-sales service, and regulatory compliance even more competitive.

5. Fifth, for local customers and users, demand will continue to grow for products that are secure, trustworthy, compliant, and capable of sustained upgrades. This will make the value of FF’s localized products and local delivery and service infrastructure even more evident.

6. Sixth, the new policy will accelerate the flywheel effect of FF’s first-mover advantage. It opens a critical window of market opportunity, helping FF translate its status as the first U.S. company to achieve scaled delivery of humanoid and bionic robots into a stronger market position and a long-term competitive moat.

At the same time, we believe the FCC’s new policy will further strengthen the seven unique advantages that FF has already established, including:

1. EAI Device—The Full-Form FF EAI Robot World Advantage

2. The Four-Core Full-Stack AI EAI Robotics Ecosystem Advantage

3. The Unique “5+1” User and Customer Acquisition and Operations Ecosystem Advantage

4. The U.S.-Based Company, Built in USA, and Global EAI Industry Bridge Strategy Advantage

5. The Ecosystem Evolution Flywheel Advantage, Comprising an Internally Driven Evolution Flywheel Powered by Real-World Data, the EAI Brain, and Scaled Deployment, and an Externally Driven Evolution Flywheel Powered by Built in USA, the Global EAI Industry Bridge Strategy, and an Open Value Chain

6. The Financial System Advantage Anchored in an Asset-Light Structure, Lean Operations, a Positive-Gross-Margin Orientation, and Payment-Before-Delivery Discipline

7. The Scarcity-Value Advantage in the Capital Markets Underpinned by FF’s Nasdaq Listing and a Clear Path to Unleash the Full Value of the Robotics Business Itself.

It is worth emphasizing that, subject to full compliance with all applicable FCC requirements, the new policy would potentially further strengthens the value of FF’s Global EAI Industry Bridge. The policy is not intended to cut off global collaboration. Rather, while safeguarding national security and supporting the reshoring of supply chains and manufacturing, it allows the United States to continue drawing on advanced technologies, industry expertise, and supply-chain capabilities from around the world. This is highly aligned with FF’s Global EAI Industry Bridge Strategy. Platforms that combine global industry resources with local R&D and manufacturing capabilities will become increasingly rare and valuable.

FF is well positioned to serve as an important bridge for mutually beneficial cooperation between the United States and other countries. In fact, internally we had anticipated a policy of this type, but the policy was issued roughly 6 months earlier than we expected. Seizing the opportunity created by this new policy, we have launched the FF EAI Robotics “Built in USA” Acceleration Program, with the goal of fully implementing our “Four-Core Full-Stack AI” robotics ecosystem across the United States. The program will be carried out in three phases:

Phase One: We have already completed the initial localized implementation of three of the four cores—the EAI Brain; EAI industry productivity solutions and developer platform; and the EAI Data Factory. This has established a solid technology foundation for the continued development of our robot device core and enabled us to prepare well in advance for potential future ICTS-related regulatory requirements.

Phase Two: Accelerate the transition to “Assembled in USA” for our robot devices and the parts subject to FCC compliance requirements. We are working to localize robot production in the United States within a shorter timeframe and with greater efficiency.

Phase Three: Ultimately achieve “Made in USA” for our robot devices and certain parts subject to the FCC’s Covered List requirements. Future Risks, Challenges, and Opportunities could include: The FCC’s new policy is accelerating the reshaping of the industry landscape while also setting a higher bar for FF. We must improve decision-making efficiency, organizational coordination, and execution capabilities to advance the implementation of our “Four-Core Full-Stack AI” strategy at a pace that outstrips the industry average and convert our first-mover advantage into stronger market competitiveness and a sustained leadership position.

To accelerate the rollout and execution of this program, we will soon host the FF EAI Robotics “Built in USA” Industry Chain Partner Recruitment Conference for upstream and downstream partners. We warmly invite partners from across the global robotics value chain to join us. On the upstream side, this includes R&D partners such as robotics OEMs, component suppliers, and companies specializing in secondary development and customization. On the downstream side, it includes major B2B customers, robotics dealers and distributors across the United States, system integrators, data partners, and robot-sharing and rental platforms—including Roboshare, founded by AIxC. We look forward to partners from across the industry joining us to speed up the adoption of EAI robots in the United States and drive the continued growth of the industry.

We will share further details and timely progress updates on the “Built in USA” Acceleration Program. Stay tuned and I’ll see you again next week.”

ABOUT FARADAY FUTURE

Founded in 2014, Faraday Future (FF) is a U.S.-based Physical AI ecosystem company dedicated to reshaping the future of robotics and mobility solutions through AI innovation and technologies. FF focuses on two major product strategies within the Embodied AI (EAI) robotics business: EAI humanoid and bionic robots, and EAI automotive-focused robots. By building a Three-in-One ecosystem of “Device, Data, EAI Brain & Open-Source and Open Platform,” FF aims to create an evolutionary flywheel: scaled device delivery, data collection and training, continuous evolution of the EAI Brain, stronger product capability, and even larger-scale delivery and deployment. Through this flywheel, FF seeks to maximize its commercial value and lead to the advancement of Physical AI. For more information, please visit Faraday Future’s official website: https://www.ff.com/

FORWARD LOOKING STATEMENTS

This press release includes “forward looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this press release, the words “plan to,” “can,” “will,” “should,” “future,” “potential,” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements, which include statements regarding potential future legal actions against alleged illegal market manipulation or similar improper activities, and FF’s entry into the embodied AI robotics market and robotics deliveries and development, involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, which could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Important factors, that may affect actual results or outcomes include, among others: the Company’s ability to continue as a going concern and improve its liquidity and financial position; the Company’s ability to pay its outstanding obligations, which it currently lacks; the availability of sufficient share capital to meet its current obligations and execute on its strategy; the willingness of convertible debt investors to fund the Company ; demand for the Company’s robotics products; the ability of B2B preorder companies to locate customers to purchase our robotics products, on which their nonbinding preorders substantially depend; competition in the robotics industry, which includes companies with far superior experience, funding and name recognition; the ability of the Company to build an EAI education ecosystem that serves both the B2C consumer market and the B2B institutional education market; the acceptance by teachers and students of the Company’s robotics products in the education market; the ability of the Company to expand into additional markets for its robotics products; the Company’s reliance on a single OEM for most of its robotics products; the Company’s ability to get the planned robotics products to comply with all applicable U.S. rules and regulations; the ability of the robotics OEM to timely supply robotics to the Company; tariff uncertainty for imported products, particularly from China; demand from automobile dealers for robotics products; the Company’s ability to homologate FX vehicles for sale; the Company’s ability to secure the necessary funding to execute on the FX strategy, which is substantial; the Company’s ability to secure an occupancy certificate covering all of its Hanford facility; the Company’s ability to remediate its material weaknesses in internal control over financial reporting and the risks related to the restatement of previously issued consolidated financial statements; the Company’s limited operating history and the significant barriers to growth it faces; the Company’s history of substantial losses and expectation of continued losses; the success of the Company’s payroll expense reduction plan; the Company’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs; the Company’s estimates of the size of the markets for its vehicles and cost to bring those vehicles to market; the rate and degree of market acceptance of the Company’s vehicles; the Company’s ability to cover future warranty claims; the success of other competing manufacturers; the performance and security of the Company’s vehicles; current and potential litigation involving the Company; the Company’s ability to receive funds from, satisfy the conditions precedent of and close on the various financings described elsewhere by the Company; the result of future financing efforts, the failure of any of which could result in the Company seeking protection under the Bankruptcy Code; the Company’s indebtedness; the Company’s ability to use its “at-the-market” program; insurance coverage; general economic and market conditions impacting demand for the Company’s products; potential negative impacts of a reverse stock split; potential cost, headcount and salary reduction actions may not be sufficient or may not achieve their expected results; circumstances outside of the Company’s control, such as natural disasters, climate change, health epidemics and pandemics, terrorist attacks, and civil unrest; risks related to the Company’s operations in China; the success of the Company’s remedial measures taken in response to the Special Committee findings; the Company’s dependence on its suppliers and contract manufacturer; the Company’s ability to develop and protect its technologies; the Company’s ability to protect against cybersecurity risks; and the ability of the Company to attract and retain employees, any adverse developments in existing legal proceedings or the initiation of new legal proceedings, and volatility of the Company’s stock price. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 14, 2026, and Form 10-K filed with the SEC on March 31, 2026, and other documents filed by the Company from time to time with the SEC.

CONTACTS:

Investors (English): ir@ff.com

Investors (Chinese): cn-ir@faradayfuture.com

Media: john.schilling@ff.com

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